UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

__________________

May 29, 2026

Date of Report (Date of Earliest event reported)

GIVBUX, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-52142	84-1609495
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

930 S. 4th Street, Suite 150, Las Vegas, NV 89101
(Address of principal executive offices)

Registrant's telephone number, including area code:	+1-844-448-2895

2751 W Coast Hwy., Suite 200, Newport Beach, CA 92663

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s):	Name of Exchange on which Registered:
Common Stock Par Value $0.001 per share	GBUX	OTC Markets Group, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02  Unregistered Sales of Equity Securities.

On May 29, 2026, GivBux, Inc. (the “Company”) sold One Million (1,000,000) restricted shares of the Company’s Series C Preferred Stock to its founder, Kenyatto M. Jones.  The Series C Preferred Stock is super-voting at the rate of Five Thousand (5,000) votes per share and is not convertible into common shares of the Company.  The consideration paid by Mr. Jones was the sum of $1,000 in the form of cancellation of debt owed by the Company to Mr. Jones.

The foregoing discussion of the description of the voting powers, designations, preferences, limitations, restrictions and relative rights of the Series C Preferred Stock is a summary only and is qualified in its entirety by the full text of the Company’s Certificate of Designation of Series C Preferred Stock filed with the Nevada Secretary of State on November 3, 2022, a copy of which is attached as Exhibit 3.3 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Index

Exhibit No.	Description
3.3	GivBux, Inc, Certificate of Designation of Series C Preferred Stock filed with the Nevada Secretary of State on November 3, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2026	GIVBUX, INC.

	By:	/s/ Umesh Singh
	Name:	Umesh Singh
	Title:	President

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